UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2010

NEW LEAF BRANDS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-22024	77-0125664
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9380 E. Bahia Drive, Suite A201, Scottsdale, Arizona 85260

(Address of principal executive offices)(Zip Code)

(480) 951-3956

(Registrants telephone number, including area code)

N/A

(Former name of former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On January 7, 2010, Neil Reithinger, our current Chief Financial Officer and Chief Operating Officer, resigned as our CFO and COO. Mr. Reithinger also resigned as a member of our Board of Directors. Pursuant to his employment agreement with the Company, Mr. Reithinger will remain with the Company for 90 days in a non-executive employment capacity to assist will all matters necessary.

On January 7, 2010, our Board appointed David Tsiang, currently a member of our Board of Directors, as our Chief Financial Officer.

Mr. Tsiang has been a director of the Company since June 14, 2007. Mr. Tsiang was formerly the Managing Director of Investment Banking at Northeast Securities, Inc. Prior to joining Northeast Securities Inc. in December 2001, he served as Vice President of corporate planning at the investment bank C.E. Unterberg, Towbin from November 1999 to October 2001, and Vice President/Senior Analyst with the financial services firm Ernst & Company from March 1991 to March 1998. Prior to working at Ernst & Company, Mr. Tsiang served in various capacities in commercial banking with the Barclays Bank of NY, The CIT Group and Howard Savings Bank (First Union Bank). Mr. Tsiang is a graduate of Ramapo College of New Jersey and is NASD Series 7 and 63 qualified.

Effective January 7, 2010, Mr. Tsiang will receive an annual salary of $130,000. Mr. Tsiang will also be granted 350,000 options to purchase our common stock at an exercise price of $0.63 per share. The stock options vest 20% every year for 5 years commencing January 7, 2011.

Item 9.01

Financial Statements and Exhibits

The following exhibit is furnished with this report on Form 8-K.

Exhibit	Description
99.1	Letter of resignation of Neil Reithinger, dated January 7, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW LEAF BRANDS, INC.

Date: January 12, 2010	By:	/s/ ERIC SKAE
	Print Name:	Eric Skae President and Chief Executive Officer
Title: